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                                                Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to incorporation by reference in the Registration Statement on Form S-8 of Banc One Corporation of our report dated February 10, 1995, relating to the statements of net assets available for plan benefits of Premier Bancorp, Inc. Savings Plus Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 11-K of Premier Bancorp, Inc. Savings Plus Plan.



/s/ KPMG Peat Marwick LLP


Baton Rouge, Louisiana
January 26, 1996